                                                                  EXHIBIT 10.108


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                        BXG RECEIVABLES OWNER TRUST 2000

                                DEFINITIONS ANNEX

                         DEFINITIONS AND INTERPRETATIONS


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                                SEPTEMBER 1, 2000


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                                DEFINITIONS ANNEX

         ACCOMMODATION. As defined in the Club Trust Agreement.

         ACCOUNTANT'S REPORT. As assigned such term in Section 9.6 of the Sale and Servicing Agreement.

         ADDITION NOTICE. With respect to any conveyance of Subsequent Receivables to the Trust pursuant to Section 2.7 of the Sale and Servicing Agreement (and the Trust Depositor's corresponding prior purchase of such Receivables from the Sellers), a notice, which shall be given at least two (2) Business Days prior to the related Subsequent Transfer Date, identifying the Subsequent Receivables to be conveyed, the Receivable Balance of such Subsequent Receivables, the Receivable Balance related to the Replaced Receivable or Receivables then in the Asset Pool to which such Subsequent Receivable relates, the Subsequent Cutoff Date, and the intended Subsequent Transfer Date, with such notice to be signed both by the Trust Depositor and the Sellers.

         ADDITIONAL RESORTS. Those certain timeshare vacation resorts which the Noteholders may approve in the future and with respect to which Receivables may be purchased under the Sale and Servicing Agreement, which approval shall be in the Facility Administrator's reasonable discretion and for which the Sellers and Trust Depositor shall provide the closing materials described in Exhibit I-2 to
Schedule I to the Sale and Servicing Agreement.

         ADMINISTRATION AGREEMENT. The Administration Agreement dated as of September 1, 2000 by and among the Trust and the Trust Administrator.

         AFFECTED CLASS B PARTY. Any Class B Noteholder or any permitted assignee of a Class B Noteholder, the holding company of any such Person and any successor holding company thereof; provided that in no event shall Heller Financial, Inc. be an " Affected Class B Party".

         AFFILIATE. With respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" or "CONTROLLED" have meanings correlative to the foregoing.

         AGGREGATE OUTSTANDINGS. At any time, an amount equal to the sum of all accrued and unpaid principal, interest, interest on interest, fees and all other amounts owed (whether due or accrued) to, without limitation, the Indenture Trustee, the Owner Trustee, the Noteholders, the Custodian, the Back-up Servicer and the Facility Administrator under any Transaction Document at such time.

         ALTERNATE RATE. As defined in the Class A Note Purchase Agreement.



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         ARUBA RECEIVABLES. A Receivable relating to the Resort commonly known as LaCabana Beach and Racquet Club.

         ASSETS. As defined in Section 2.01 of the Sale and Contribution Agreement.

         ASSET POOL. At any time, all then outstanding Trust Assets which have been conveyed to the Trust under the Sale and Servicing Agreement.

         ASSET POOL PORTION. (i) The pool of Trust Assets relating to Eligible Receivables which are not Aruba Receivables and/or (ii) the pool of Trust Assets relating to Eligible Receivables which are Aruba Receivables, in each case purchased on an applicable Purchase Date as identified by the Trust Depositor in the related Request Notice.

         ASSET REPORT. As described in Section 4.2 of the Sale and Servicing Agreement.

         ASSIGNMENT. Each Assignment (i) in the form of EXHIBIT H to the Sale and Servicing Agreement relating to the sale, assignment, transfer and conveyance of Trust Assets to the Trust and (ii) in the form of EXHIBIT A to the Sale and Contribution Agreement relating to the sale, assignment, transfer and conveyance of the Assets to the Trust Depositor.

         AUTHORIZED OFFICER. With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         AVAILABILITY. Collectively, Class A Availability and Class B Availability.

         AVAILABLE AMOUNTS. As of the end of any Collection Period, the sum of (without duplication) (i) all amounts on deposit in the Collection Account on such date relating to the Receivables, and Prepayments received on or before, the last day of such Collection Period, (ii) Recoveries on account of previously Defaulted Receivables received and on deposit in the Collection Account as of such date preceding the Payment Date, (iii) Investment Earnings credited to the Collection Account during such Collection Period, (iv) Late Charges received and on deposit in the Collection Account on or before the last day of such Collection Period preceding the Payment Date, (v) amounts actually received by the Indenture Trustee, as assignee of the Trust Depositor under the Interest Rate Cap Agreements, and (vi) any other amounts on deposit in the Collection Account (including proceeds of Servicer Advances, amounts transferred from the Reserve Account and amounts relating to purchases of Receivables pursuant to
Section 6.5 of the Sale and Servicing Agreement) which are expressly required by



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the terms of the Sale and Servicing Agreement to be treated as Available Amounts with respect to the Payment Date related to such Collection Period; provided, however, any amounts therein which were provided in error shall not be considered Available Amounts.

         BACK-UP SERVICER. Concord Servicing Corporation, together with any permitted successors and assigns.

         BACK-UP SERVICER FEE. The fee payable monthly to the Back-up Servicer with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, such fee to be as specified in Schedule IV to the Sale and Servicing Agreement.

         BACK-UP SERVICING AGREEMENT. The Back-up Servicing Agreement dated as of September 1, 2000 among Back-up Servicer, Facility Administrator, Sellers, Trust Depositor and Indenture Trustee.

         BENEFICIARY. As defined in the Club Trust Agreement.

         BENEFIT PLAN. Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which any Seller or any ERISA Affiliate of such Seller is, or at any time during the immediately preceding six years was, an "EMPLOYER" as defined in Section 3(5) of ERISA.

         BLUEGREEN. Bluegreen Corporation, a Massachusetts corporation.

         BUSINESS DAY. A day of the year other than a Saturday or a Sunday on which banks are not required or authorized to be closed in New York City, New York, Chicago, Illinois, St. Paul, Minnesota or the State of Florida.

         CASH PURCHASE PRICE. As defined in Section 2.1(b) of the Sale and Servicing Agreement.

         CASUALTY LOSS. With respect to any Interval, the loss, theft, damage beyond repair or governmental condemnation or seizure of an Interval.

         CLASS. All Notes whose form is identical except for variation in denomination, principal amount or owner.

         CLASS A AVAILABILITY means (i) at any Purchase Date for any Asset Pool Portion, the product of (x) the Class A Percentage(s) applicable to the Eligible Receivables in such Asset Pool Portion TIMES (y) the product of (A) the Receivable Balance of all Eligible Receivables in each Asset Pool Portion, multiplied by (B) the Credit Enhancement Factor(s) applicable to such Asset Pool Portion and (ii) at any other date of determination, the product of (x) the Class A Percentage(s) applicable to the Eligible Receivables in all Asset Pool Portions TIMES (y) the product of (A) the Receivable Balance of all Receivables in all Asset Pool Portions as of such date of determination, multiplied by (B) the Credit Enhancement Factor(s) applicable to all Asset Pool Portions (determined as of the applicable Purchase Date).

         CLASS A INCREASED COSTS EVENT. As defined in the Class A Note Purchase Agreement.

         CLASS A INTEREST SHORTFALL means, with respect to any Payment Date, the excess of the Class A Note Interest Distributable Amount for the preceding Collection Period over the amount in respect of interest on the Class A Notes




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that was actually disbursed from the Collection Account on such preceding
Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the Class A Note Rate for the related Interest Period, from such preceding Payment Date to but excluding the related Payment Date.

         CLASS A NOTE means any of the Issuer's Class A Variable Funding Senior Notes.

         CLASS A NOTE FINAL SCHEDULED MATURITY DATE means October 16, 2008; provided that if the Purchase Period is extended in accordance with Section 2.8 of the Sale and Servicing Agreement, the Class A Note Final Scheduled Maturity Date shall be October 16, 2009.

         CLASS A NOTE INTEREST DISTRIBUTABLE AMOUNT means, with respect to any Payment Date, an amount equal to the sum of (a) the sum of (i) the product of
(A) the applicable Class A Note Rate for the related Interest Period for the portion of the Class A Note funded by the issuance of Commercial Paper Notes,
(B) that portion of the daily weighted average Outstanding Amount of the Class A Notes funded by the issuance of Commercial Paper Notes as of the close of business on the last day of the preceding applicable Interest Period (after giving effect to all distributions on such date) and (C) the actual number of days in such Interest Period, divided by 360, and (ii) the product of (A) the applicable Class A Note Rate for the related Interest Period for that portion of the Class A Note funded other than by the issuance of Commercial Paper Notes,
(B) that portion of the daily weighted average Outstanding Amount of the Class A Note funded other than by the issuance of Commercial Paper Notes as of the close of business on the last day of the preceding applicable Interest Period (after giving effect to all distributions on such date) and (C) the actual number of days in such Interest Period, divided by 360, plus (b) the Class A Interest Shortfall for such Payment Date.

         CLASS A NOTE PURCHASE AGREEMENT. The Class A Note Purchase Agreement dated as of September 1, 2000, among the Issuer, the Servicer, the Trust Depositor, the Class A Noteholder and Sheffield Receivables Corporation, as the same may be modified, amended or restated from time to time.

         CLASS A NOTE PURCHASE LIMIT. $64,422,000, as such amount may be adjusted from time to time pursuant to Section 2.8(b) of the Sale and Servicing Agreement.

         CLASS A NOTE RATE means (a) for any Interest Period and any portion of the Class A Notes funded by the issuance of Commercial Paper Notes, the CP Rate for such Interest Period plus the applicable Class A Spread, (b) for any Interest Period (or portion thereof) and any portion of the Class A Notes not funded by the issuance of Commercial Paper Notes, the LIBOR Rate plus the applicable Class A Spread (or after the occurrence and during the continuance of a Eurodollar Disruption Event, the Alternate Rate and (c) for the Class A Interest Shortfall, the Alternate Rate plus 2% per annum.

         CLASS A NOTEHOLDER. Any holder of record of a Class A Note.

         CLASS A PERCENTAGE. 71.58%; provided that with respect to Eligible Receivables which are Aruba Receivables, such percentage shall be 70.00%.



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         CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT. (i) With respect to any Payment
Date prior to the occurrence of an Event of Default or Termination Event, an amount equal to the excess, if any, of (1) the Outstanding Amount of the Class A Notes (calculated as of the end of the immediately preceding Collection Period) over (2) Class A Availability on the last day of such Collection Period or (ii) with respect to any Payment Date following the occurrence of (1) an Event of Default or (2) a Termination Event, the Class A Principal Distributable Amount shall equal the amount necessary to reduce the Outstanding Amount of the Class A Notes to zero; provided that the failure to reduce the Outstanding Amount of the Class A Notes to zero in accordance with Section 2.11(b) of the Sale and Servicing Agreement solely after the occurrence of a Termination Event shall not constitute an Event of Default until the Class A Note Final Scheduled Maturity Date; provided, further, that in no event shall the Class A Principal Distributable Amount exceed the Outstanding Amount of the Class A Notes and on the Class A Note Final Scheduled Maturity Date, the Class A Principal Distributable Amount will equal the amount necessary to reduce the Outstanding Amount of the Class A Notes to zero.

         CLASS A SPREAD means (a) with respect to the CP Rate, 0.60%; and (b) with respect to the LIBOR Rate, 1.50%; PROVIDED, HOWEVER, that in either case, the spread shall be calculated on a 30/360 basis.

         CLASS B AVAILABILITY means (i) at any Purchase Date for any Asset Pool Portion, the product of (x) the Class B Percentage(s) applicable to the Eligible Receivables in such Asset Pool Portion TIMES (y) the product of (A) the Receivable Balance of all Eligible Receivables in each Asset Pool Portion, multiplied by (B) the Credit Enhancement Factor(s) applicable to such Asset Pool Portion and (ii) at any other date of determination, the product of (x) the Class B Percentage(s) applicable to the Eligible Receivables in all Asset Pool Portions TIMES (y) the product of (A) the Receivable Balance of all Receivables in all Asset Pool Portions as of such date of determination, multiplied by (B) the Credit Enhancement Factor(s) applicable to all Asset Pool Portions (determined as of the applicable Purchase Date).

         CLASS B INCREASED COSTS EVENT. With respect to any Affected Class B Party any change in Regulation D of the Board occurring after the date hereof which:

         (A) shall impose, modify or deem applicable any material reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), but excluding any reserve included in the determination of interest rates, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

         (B) shall materially change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;

         and the result of any of the foregoing is or would be to impose a material additional cost on an Affected Class B Party acquiring, funding, making or maintaining any assignment, interest or participation, to materially reduce the amount of any sum received by an Affected Class B Party under the Sale and Servicing Agreement with respect thereto, or in the good faith determination of such Affected Class B Party, to materially reduce the rate of return on the



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capital of an Affected Class B Party as a consequence of its obligations in connection with such assignment or participation interest or arising in connection therewith to a level below that which such Affected Class B Party would otherwise have achieved.

         CLASS B INTEREST SHORTFALL means, with respect to any Payment Date, the excess of the Class B Interest Distributable Amount for the preceding Collection Period over the amount in respect of interest on the Class B Notes that was actually disbursed from the Collection Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the Class B Note Rate for the related Interest Period, from such preceding Payment Date to but excluding the related Payment Date.

         CLASS B NOTE means any of the Issuer's Class B Variable Funding Subordinated Notes.

         CLASS B NOTE FINAL SCHEDULED MATURITY DATE means October 16, 2008; provided that if the Purchase Period is extended in accordance with Section 2.8 of the Sale and Servicing Agreement, the Class B Note Final Scheduled Maturity Date shall be October 16, 2009.

         CLASS B NOTE INTEREST DISTRIBUTABLE AMOUNT means, with respect to any Payment Date, an amount equal to the sum of (i) the product of (A) the applicable Class B Note Rate for the related Interest Period TIMES (B) the actual number of days in such Interest Period divided by 360 TIMES (C) the daily weighted average Outstanding Amount of the Class B Notes PLUS (ii) the Class B Interest Shortfall for such Payment Date.

         CLASS B NOTE PURCHASE AGREEMENT. The Class B Note Purchase Agreement dated as of September 1, 2000, among the Issuer, the Trust Depositor, the Servicer, and the Class B Noteholder, as the same may be modified, amended or restated from time to time.

         CLASS B NOTE PURCHASE LIMIT. $25,578,000, as such amount may be adjusted from time to time pursuant to Section 2.8(b) of the Sale and Servicing Agreement.

         CLASS B NOTE RATE means (a) for any Interest Period the LIBOR Rate for such Interest Period plus the Class B Spread and (b) for the Class B Interest Shortfall, the Alternate Rate plus 2% per annum.

         CLASS B NOTEHOLDER means any holder of record of a Class B Note.

         CLASS B PERCENTAGE. 28.42%; provided that with respect to Eligible Receivables which are Aruba Receivables, such percentage shall be 30.00%.

         CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT. (i) With respect to any Payment Date prior to the occurrence of an Event of Default or Termination Event, an amount equal to the excess, if any, of (1) the Outstanding Amount of the Class B Notes (calculated as of the end of the immediately preceding Collection Period) over (2) Class B Availability on the last day of such Collection Period or (ii) with respect to any Payment Date following the occurrence of (1) an Event of Default or (2) a Termination Event, the Class B Principal Distributable Amount



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shall equal the amount necessary to reduce the Outstanding Amount of the Class B
Notes to zero; provided that the failure to reduce the Outstanding Amount of the Class B Notes to zero in accordance with Section 2.11(b) of the Sale and Servicing Agreement solely after the occurrence of a Termination Event shall not constitute an Event of Default until the Class B Note Final Scheduled Maturity Date; provided, further, that in no event shall the Class B Principal Distributable Amount exceed the Outstanding Amount of the Class B Notes and on the Class B Note Final Scheduled Maturity Date, the Class B Principal Distributable Amount will equal the amount necessary to reduce the Outstanding Amount of the Class B Notes to zero.

         CLASS B SPREAD. 4.00%.

         CLOSING DATE. October 16, 2000.

         CLUB. The club formed pursuant to the Club Trust Agreement as well as any other club approved by the Trust.

         CLUB MANAGEMENT AGREEMENT. The Amended and Restated Management Agreement between Bluegreen Resorts Management, Inc. and Vacation Trust, Inc. dated as of May 18, 1994, as amended from time to time.

         CLUB MANAGING ENTITY. Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club's reservation system and its permitted successors and assigns.

         CLUB TRUST AGREEMENT. Collectively, that certain Bluegreen Vacation Club Amended and Restated Trust Agreement, dated as of May 18, 1994, among Bluegreen Vacations Unlimited, Inc., the Club Trustee, Bluegreen Resorts Management, Inc. and Bluegreen Vacation Club, Inc., as amended, restated or otherwise modified from time to time, set forth on Exhibit E to the Sale and Servicing Agreement together with all other agreements, documents and instruments governing the operation of the Club.

         CLUB TRUSTEE. Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement and its permitted successors and assigns.

         CODE. The Internal Revenue Code of 1986, as amended.

         COLLATERAL. As defined in the Granting Clause of the Indenture.

         COLLECTION ACCOUNT. As defined in Section 2.3(b) of the Sale and Servicing Agreement.

         COLLECTION PERIOD. With respect to any Payment Date, the period commencing on the sixteenth (16th) day of the second month preceding the month of such Payment Date and ending on the fifteenth (15th) day of the month immediately preceding the month of such Payment Date, PROVIDED that the first Collection Period shall be the period beginning on the day after the Initial Cutoff Date and ending on, and including, October 15, 2000.

         COLLECTION POLICIES. The Collection Policies attached to the Sale and Servicing Agreement as Exhibit L, as amended or supplemented from time to time with the prior written consent of the Facility Administrator.



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         COLLECTIONS. With respect to any Receivable and related Trust Assets, all cash collections and other cash proceeds of such Trust Assets received after the Cutoff Date.

         COMMERCIAL PAPER NOTES. Short term promissory notes issued or to be issued and short term loans made or to be made by the Class A Noteholders to fund or refinance their investment in, or the purchase of the Class A Notes, with maturities of 1 to 270 days selected by the Class A Noteholder.

         COMPLETED UNITS. A Unit at a Resort or Additional Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy, is ready for occupancy and is subject to a time share declaration.

         COMPUTER DISK. The computer disk generated by the Servicer which provides information relating to the Trust Assets and which was used by the Sellers in selecting the Receivables conveyed to the Trust Depositor pursuant to the Sale and Contribution Agreement (and any Subsequent Purchase Agreement), and includes the master file and the history file as well as servicing information with respect to the Receivables.

         CONSOLIDATED NET WORTH. On a consolidated basis for Bluegreen Corporation and its subsidiaries, at any date, (i) the sum of (a) capital stock taken at par or stated value plus (b) capital of Bluegreen Corporation in excess of par or stated value relating to capital stock plus (c) retained earnings (or minus any retained earning deficit) of Bluegreen Corporation minus (ii) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

         CORPORATE TRUST OFFICE means the principal office of the Indenture Trustee or the Owner Trustee, as applicable, at which at any particular time its respective corporate trust business shall be administered or such other address as the Indenture Trustee or the Owner Trustee, as the case may be, may designate from time to time by notice to the Noteholders, the Facility Administrator and the Servicer.

         CP RATE. For any period and with respect to any Note purchased by a Class A Noteholder through the issuance of its Commercial Paper Notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Noteholder from time to time as interest on or otherwise (by taking into consideration any incremental carrying costs associated with short-term promissory notes issued by such Noteholder maturing on dates other than those certain dates on which such Noteholder is to receive funds) in respect of other promissory notes issued by such Noteholder that are allocated, in whole or in part, by the Noteholder or the Facility Administrator (on behalf of such Noteholder) to fund or maintain the purchase of or investment in the Notes during such period, as determined by the Noteholder or the Facility Administrator (on behalf of such Noteholder), which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes, by the Noteholder or the Facility Administrator (on behalf of such Noteholder); provided that for purposes of determining the CP Rate, such commissions shall not exceed 0.05% per annum and (ii) other




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borrowings by such Noteholder including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate the Facility Administrator shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, with any per diem determination based on a 360 day year.

         CREDIT ENHANCEMENT FACTOR. At any Purchase Date, the applicable percentage for Receivables (other than Aruba Receivables) comprising an Asset Pool Portion set forth below based on the applicable Minimum Net Interest Spread; provided that for each Purchase prior to the initial Determination Date, the Credit Enhancement Factor for Receivables (other than Aruba Receivables) shall be 95.0%:

                     MINIMUM NET INTEREST           CREDIT ENHANCEMENT FACTOR
                             SPREAD                  (NON-ARUBA RECEIVABLES)
                     --------------------           -------------------------

                              >6.05%                           95.0%
                              -
                         < 6.05% - >5.85%                      94.5%
                                   -
                         < 5.85% - >5.65%                      94.0%
                                   -
                         < 5.65% - >5.45%                      93.5%
                                   -
                         < 5.45% - >5.25%                      93.0%
                                   -
                         < 5.25% - >5.05%                      92.5%
                                   -
                         < 5.05% - >4.85%                      92.0%
                                   -
                         < 4.85% - >4.65%                      91.5%
                                   -
                         < 4.65% - >4.45%                      91.0%
                                   -
                         < 4.45% - >4.25%                      90.5%
                                   -
                         < 4.25% - >4.05%                      90.0%
                                   -
                         < 4.05% - >3.85%                      89.5%
                                   -
                         < 3.85% - >3.65%                      89.0%
                                   -
                         < 3.65% - >3.45%                      88.5%
                                   -
                         < 3.45% - >3.25%                      88.0%
                                   -
                         < 3.25% - >3.00%                      87.5%
                                   -


         ; provided that, at any Purchase Date, the applicable percentage for Receivables which are Aruba Receivables comprising an Asset Pool Portion set forth below based on the applicable Minimum Net Interest Spread; provided that for each Purchase prior to the initial Determination Date, the Credit Enhancement Factor applicable to Aruba Receivables shall be 85.0%:

                      MINIMUM NET INTEREST           CREDIT ENHANCEMENT FACTOR
                            SPREAD                      (ARUBA RECEIVABLES)
                      --------------------           -------------------------

                              >4.50%                           85.0%
                              -
                         < 4.50% - >4.30%                      84.5%
                                   -
                         < 4.30% - >4.10%                      84.0%
                                   -
                         < 4.10% - >3.90%                      83.5%
                                   -
                         < 3.90% - >3.70%                      83.0%
                                   -
                         < 3.70% - >3.50%                      82.5%
                                   -
                         < 3.50% - >3.30%                      82.0%
                                   -
                         < 3.30% - >3.10%                      81.5%
                                   -





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

                         < 3.10% - >2.90%                      81.0%
                                   -
                         < 2.90% - >2.70%                      80.5%
                                   -
                         < 2.70% - >2.50%                      80.0%
                                   -
                         < 2.50% - >2.30%                      79.5%
                                   -
                         < 2.30% - >2.10%                      79.0%
                                   -
                         < 2.10% - >1.90%                      78.5%
                                   -
                         < 1.90% - >1.70%                      78.0%
                                   -
                         < 1.70% - >1.50%                      77.5%
                                   -
                         < 1.50% - >1.30%                      77.0%
                                   -


         CREDIT POLICY. The Credit Policy attached to the Sale and Servicing Agreement as Exhibit K, as amended or supplemented from time to time with the prior written consent of the Noteholders.

         CUSTODIAL AGREEMENT. An agency and custodial agreement; in such form as shall be reasonably satisfactory to both the Noteholders and the Trust Depositor and which Agreement shall be by and among Trust Depositor, the Trust, the Indenture Trustee and the Custodian, providing for the custody and maintenance of the Receivables Files relating to the Receivables.

         CUSTODIAN. U.S. Bank Trust National Association or such other Person designated by the Noteholders and approved by Trust Depositor to maintain physical possession of the Receivables Files.

         CUSTODIAN FEE. The fee payable monthly to the Custodian with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, such fee to be as specified in Schedule IV to the Sale and Servicing Agreement.

         CUTOFF DATE. With respect to each Purchased Receivable (including Subsequent Receivables), the date specified in the related List of Receivables, after which Collections on such Purchased Receivable are to constitute part of the Asset Pool.

         DECLARATION. With respect to each Resort, the condominium declaration related thereto.

         DEEDS. The writing evidencing title in the Club Trustee on behalf of the Beneficiaries referred to in, and subject to the other provisions of, the Club Trust Agreement, with respect to Intervals relating to Receivables.

         DEFAULT. An event but for the lapse of time or the giving of notice, or both, would constitute an Event of Default under the Indenture.

         DEFAULTED RECEIVABLE. A Receivable in the Asset Pool as to which the earlier of the following shall have occurred (i) the Servicer has determined in its sole discretion, in accordance with its customary and usual practices, that such Receivable is not collectible, or (ii) all or part of any payment due thereunder is more than 120 days delinquent.

         DEFINITIONS ANNEX. This Definitions Annex.

         DELINQUENT RECEIVABLE. A Receivable in the Asset Pool as to which all or part of a payment installment due thereunder is more than 30 days delinquent.

         DETERMINATION DATE. With respect to any Payment Date, the sixth Business Day prior to such Payment Date relating to the previous Collection Period.

         DOCUMENT CONVENTIONS. With respect to any Transaction Document, each of the rules of construction and interpretation set forth as follows.

         (i) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (ii) The words "HEREOF", "HEREIN", "HEREUNDER" and similar words refer to applicable Transaction Document as a whole and not to any particular provision of such Transaction Document; and subsection, Section, Schedule and Exhibit references are to those of the applicable Transaction Document unless otherwise specified.

         (iii) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

         (iv) The term "INCLUDING" is not limiting and means "INCLUDING WITHOUT LIMITATION."

         (v) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING"; the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING", and the word "THROUGH" means "TO AND INCLUDING."

         (vi) The term "PROPERTY" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

         (vii) Unless otherwise expressly provided herein, (i) references to agreements (including the applicable Transaction Document) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document, and
                  (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (viii) The captions and headings of the applicable Transaction Document are for convenience of reference only and shall not affect the interpretation of such Transaction Document.

         (ix) The Transaction Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (x) Unless otherwise expressly provided, any reference to any action of the Noteholders by way of consent, approval or waiver shall be deemed modified by the phrase "IN THEIR SOLE DISCRETION."

         (xi) The Transaction Documents are the result of negotiations among and have been reviewed by counsel to the Noteholders, the Trust Depositor, Bluegreen, and the other parties thereto, if any, and are the products of all parties. Accordingly, they shall not be construed against the Noteholders merely because of the Noteholder's involvement in their preparation.

         (xii) Unless the context otherwise clearly requires, all accounting terms used in the applicable Transaction Document and not expressly defined in the applicable Transaction Document or in this Definitions Annex, shall be construed, and all financial computations required thereunder shall be made, in accordance with GAAP, consistently applied.

         DOLLAR AND $. Lawful currency of the United States of America.

         ELIGIBLE DEPOSIT ACCOUNT. A segregated trust or direct deposit account with a Qualified Institution.

         ELIGIBLE INTEREST RATE CAP PROVIDER. Any financial institution having a short-term rating by S&P and Moody's of at least A-1+ and P-1, as applicable, or a long-term rating of at least A+ and A1, as applicable, or such other financial institution as is otherwise approved by the Noteholders.

         ELIGIBLE RECEIVABLE. A Receivable under which:

         (a) payments due under the Receivable shall be self-amortizing and payable in monthly installments;

         (b) the weighted average remaining term to maturity of all Receivables with respect to an Asset Pool Portion purchased under the Sale and Servicing Agreement from the date when such Receivable is sold to the Trust pursuant to the Sale and Servicing Agreement is at least thirty-six (36) months at the time the Receivable is sold under the Sale and Servicing Agreement;

         (c) the Obligor thereunder has made a cash down payment of at least 10% percent of the actual purchase price (including closing costs) of the Interval (which cash down payment may, in the case of Upgrades only, be represented by the principal payments on such Receivable since its date of origination) and no part of such payment has been made or loaned to Obligor by Bluegreen, Trust Depositor or an Affiliate thereof;

         (d) the weighted average interest rate of all Receivables with respect to an Asset Pool Portion sold under the Sale and Servicing Agreement is not less than 14.90% per annum (or, in the case of Aruba Receivables, 14.00% per annum) at the time of purchase;

         (e) no principal or interest due with respect to the Receivable is more than thirty (30) days past due on a contractual basis at the time of Purchase against such Receivable hereunder;

         (f) the Obligor is not an Affiliate of Bluegreen or any Subsidiary; PROVIDED that solely for the purposes of this clause (f), a relative of an employee of Bluegreen or any Subsidiary (or any of its Affiliates) shall not be deemed to be an "AFFILIATE";

         (g) the Receivable (and the Interval related thereto) is free and clear of adverse claims, liens and encumbrances and is not currently, subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset or counterclaim;

         (h) the Receivable (other than an Aruba Receivable) is secured directly by a first priority Mortgage on the purchased Interval;

         (i) if a Mortgage secures a Receivable, the title to the related Interval is insured (or a commitment for title insurance has been issued) under a mortgagee title insurance policy in form and substance acceptable to the Facility Administrator;

         (j) no Receivable shall be in an original principal amount excess of $25,000 and no Obligor shall be the payor of aggregate Receivables herein in an original principal amount in excess of $50,000;

         (k) payments with respect to the Receivable are to be in legal tender of the United States;

         (l) at least 90% of the aggregate outstanding principal balance of all Receivables arise from Obligors who are either residents of the U.S. or Canada at the time the Receivable is originated; provided that, with respect to Aruba Receivables, at least 60% of the aggregate outstanding principal balance of all Aruba Receivables arise from Obligors who are either residents of the U.S. or Canada at the time such Receivable is originated;

         (m) all monthly payments on the Receivable have been made by the Obligor and not by Sellers or any Affiliate of Sellers on the Obligor's behalf;

         (n)      the Receivable relates to a Resort or an Additional Resort;

         (o) the Receivable constitutes either "CHATTEL PAPER", a "GENERAL INTANGIBLE" or an "INSTRUMENT" as defined in the Code as in effect in all applicable jurisdictions;

         (p) the sale, transfer and assignment of the Receivable and the related Trust Assets does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale, transfer and assignment of the Receivable and related Trust Assets does not require the consent of the Obligor;

         (q) the Receivable and the related Trust Assets are in full force and effect, constitute the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship or moratorium, is not to the Trust Depositor's or any Seller's knowledge subject to any dispute, offset, counterclaim or defense whatsoever;

         (r) the Receivable relates to a Completed Unit and the related Trust Assets does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, retail installment sales, truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable and the related Trust Assets;

         (s) the Facility Administrator shall have determined that the Obligor with respect to the Receivable either (i) has a FICO score of at least 600 or (ii) if such Obligor's FICO score is less than 600, none of the events described in the Credit Policy shall be true with respect to such Obligor and, in either case, the Receivable has not been modified in any respect due to the deteriorative credit quality of the Obligor;

         (t) (i) no bankruptcy is currently existing with respect to the Obligor and (ii) the Obligor is not insolvent;

         (u) the Receivable shall not have an initial term to maturity of more than 120 months;

         (v) the Receivable shall not have a contractual interest rate less than 12.90% per annum;

         (w) the Obligor has made at least one (1) month's aggregate required payments with respect to the Receivable;

         (x) if a Resort is subject to a construction loan, the construction lender shall have signed and delivered a non-disturbance agreement (which may be contained in such lender's mortgage) pursuant to which such construction lender agrees not to foreclose on any Intervals relating to Receivables which have been sold pursuant to the Sale and Servicing Agreement;

         (y) no more than the greater of (i) $7,200,000 or (ii) 8.0% of all Eligible Receivables in the aggregate shall arise from Aruba Receivables;

         (z) the Receivable Balance of such Receivable constituting an RDI Receivable, when aggregated with the Receivables Balance of all other Eligible Receivables which are RDI Receivables, shall not exceed 3% of the Receivables Balance of all Eligible Receivables in the Asset Pool;

         (aa) no condemnation proceedings have been instituted and are continuing or are threatened with respect to a Resort relating to such Receivable;

         (bb) no foreclosure or similar proceedings have been instituted and are continuing with respect to such Receivable or the related Interval;

         (cc) with respect to Aruba Receivables only, Bluegreen shall own, directly or indirectly, at least 51% of the economic and voting interests of Bluegreen Properties, N.V.;

         (dd) the Receivables Balance of such Receivable, when aggregated with the Receivables Balance of all other Eligible Receivables relating to a particular Resort, shall not exceed 35% of the Receivables Balance of all Eligible Receivables in the Asset Pool;

         (ee) none of the Obligors under the Receivables has had its rights under the Club Trust Agreement suspended; and

         (ff)     the Receivable is not a Defaulted Receivable.

         ENVIRONMENTAL LAWS. Means and includes the following as now in effect or hereafter amended: the Comprehensive Environmental Response Compensation and Liability Act, ("CERCLA"), 42 U.S.C.ss.9601 ET. SEQ.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss.6901 ET. SEQ.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C.ss.2601, ET. SEQ.; the Clean Air Act, 42 U.S.C.ss.7401 - ET. SEQ.; the Federal Water Pollution Control Act ("CLEAN WATER ACT"), 33 U.S.C.ss.1251 ET. SEQ.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.11001 ET. SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 ET. SEQ.; the Atomic Energy Act, 42 U.S.C.ss.2011 ET. SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss.300f ET. SEQ. and the state law equivalents; any so-called "SUPERFUND" or "SUPERLIEN" law; and any statute, ordinance, code, rule, regulation, order, decree or requirement under international, federal, state, regional, provincial or local law (including, without limitation, administrative orders and consent decrees) in effect and as amended regulating, relating to or imposing liability or standards of conduct concerning public health and safety, protection of the environment, or any pollutant or contaminant or hazardous, toxic or dangerous substance, waste, chemical or material, as now or any time hereafter may be existing.

         ERISA. The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         ERISA AFFILIATE. (a) Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Seller; (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Seller; or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Seller, any corporation described in clause (a) above or any trade or business described in clause (b) above.

         EURODOLLAR DISRUPTION EVENT. The occurrence of any of the following:
(i) the Liquidity Bank shall have notified the Class A Noteholder of a determination of such Person or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Entity (whether or not having the force of law) to obtain Dollars in the London interbank market to fund, purchase, participate or maintain any Note, (ii) the Liquidity Bank shall have notified the Class A Noteholder of the inability, for any reason, of such Person or any of its assignees or participants to determine the LIBOR Rate, (iii) the Liquidity Bank shall have notified the Class A Noteholder of a determination by such Person or any of its assignees or participants that the rate at which deposits of Dollars are being offered to such Person or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Person, such assignee or such participant of making, funding, purchasing, participating in or maintaining any Note or (iv) the Liquidity Bank shall have notified the Class A Noteholder of the inability of such Person or any of its assignees or participants to obtain Dollars in the London interbank market to make fund, purchase, participate in or maintain any Note.

         EURODOLLAR RESERVE PERCENTAGE. For any period, the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) having a term of one month.

         EVENT OF DEFAULT.  As defined in Section 5.1 of the Indenture.

         EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

         FACILITY ADMINISTRATOR. Heller Financial, Inc., a Delaware corporation, and its successors and assigns.

         FACILITY ADMINISTRATOR FEE. A fee payable monthly to the Facility Administrator with respect to each Collection Period pursuant to Section 2.11 of the Sale and Security Agreement equal to the product of (i) one-twelfth of 0.10% TIMES (ii) the Receivable Balance of all Receivables in the Asset Pool as of the first day of such Collection Period.

         FACILITY TERMINATION DATE. The earlier of (i) the Note Final Scheduled Maturity Date or (ii) any date upon which an Event of Default or a Termination Event has occurred and not been waived by the Noteholders.

         FDIC. The Federal Deposit Insurance Corporation, or any successor thereto.

         FEDERAL RESERVE BOARD. The Board of Governors of the Federal Reserve System.

         FORCE MAJEURE DELAY. With respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer, which delays, prevents or prohibits such Person's delivery of the Reports required to be delivered herein or the performance of any other duty or obligation of the Servicer hereunder as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided, that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Facility Administrator written notice thereof as soon as possible after the beginning of such delay.

         FULFILLMENT RATE. A fraction expressed as a percentage the numerator of which is the number of actual reservations made as a result of the first "reservation request" made by a customer and the denominator of which is the total number of customer reservation requests made. For purposes of this definition, the term "reservation request" shall mean the submission of up to three (3) preferences by a customer.

         GAAP. Generally accepted accounting principles as in effect from time to time in the United States.

         GOVERNMENTAL AUTHORITY. The United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         GRANT. Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         HAZARDOUS MATERIALS. Means the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCB'S") or any substance or compound containing PCB's; asbestos or any asbestos-containing materials in any form or condition; radon; any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); and any other pollutant or contaminant or hazardous, toxic or dangerous chemicals, materials or substances, as all such terms are used in their broadest sense and defined by Environmental Laws.

         HOLDER. The Person in whose name a Note is registered on the Note Register.

         INCREMENTAL PURCHASE. Any Purchase that increases the Outstanding Amount of the Notes, as described in Section 2.1 of the Sale and Servicing Agreement.

         INCREMENTAL PURCHASE DATE. Any date a Purchase is made, other than the Initial Purchase Date.

         INDEBTEDNESS. With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         INDEMNIFIED PARTY. As defined in Section 13.9(b) of the Sale and Servicing Agreement.

         INDENTURE. The Indenture, dated as of September 1, 2000, between the Issuer and the Indenture Trustee, as the same may be amended or supplemented from time to time.

         INDENTURE TRUSTEE. U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

         INDENTURE TRUSTEE FEES. The fee payable monthly to the Indenture Trustee with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, such fee to be as specified in Schedule IV to the Sale and Servicing Agreement.

         INDEPENDENT. When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer, the Trust Depositor or the Servicer, (ii) is not a director, officer or employee of any Affiliate of the Issuer, the Trust Depositor or the Servicer, (iii) is not a person related to any officer or director of the Issuer, the Trust Depositor or the Servicer or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of Issuer, the Trust Depositor or the Servicer or any of their respective Affiliates, and (v) is not connected with the Issuer, the Trust Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INELIGIBLE RECEIVABLE. As defined in Section 6.5 of the Sale and Servicing Agreement.

         INITIAL CUTOFF DATE. September 15, 2000.

         INITIAL PURCHASE. As defined in Section 2.1(a) of the Sale and Servicing Agreement.

         INITIAL PURCHASE DATE. As defined in Section 2.1(a) of the Sale and Servicing Agreement.

         INSOLVENCY PROCEEDING. With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         INSOLVENCY LAWS. The Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

         INSTRUMENTS.  As defined in Section 9-105(l)(i) of the UCC.

         INSURANCE POLICY. With respect to any Receivable, an insurance policy covering physical damage to or loss of the related Interval or, if applicable, any title commitment or title policy covering the Mortgage, if any, securing such Receivable.

         INSURANCE PROCEEDS. Depending on the context, any amounts payable or any payments made, to the Servicer, any Seller or the Trust Depositor under any Insurance Policy.

         INTANGIBLE ASSET. A nonphysical, noncurrent right that gives Bluegreen or any of its subsidiaries an exclusive or preferred position in the marketplace including but not limited to a copyright, patent, trademark, goodwill, organization costs, capitalized advertising cost, computer programs, licenses for any of the preceding, government licenses (E.G., broadcasting or the right to sell liquor), leases, franchises, mailing lists, exploration permits, import and export permits, construction permits, and marketing quotas.

         INTERNAL REVENUE CODE. The Internal Revenue Code of 1986, as amended from time to time.

         INTEREST PERIOD means (i) with respect to the first Payment Date, the period from and including the Closing Date to but excluding the fifteenth (15th) day of the month next preceding the month of such Payment Date and (ii) with respect to any subsequent Payment Date, the period from and including the sixteenth (16th) day of the second month preceding the month of such Payment Date and ending on the fifteenth (15th) day of the month next preceding the month of such Payment Date.

         INTEREST RATE CAP AGREEMENT. An agreement between the Trust Depositor and a counterparty that governs one or more interest rate caps which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" thereto substantially in the form approved by the Facility Administrator in writing, and each "Confirmation" thereunder confirming the specific terms of each such transaction.

         INTERVAL. With respect to any Resort or Additional Resort, (i) an undivided fee simple ownership interest as a tenant in common or (ii) a Resort Interest that is an ownership interest in real property substantially similar to an ownership interest described in clause (i) above, with respect to any Unit in such Resort or Additional Resort, with a right to use such Unit, or a Unit of such type, generally for one week annually or biannually, together with all appurtenant rights and interests as more particularly described in the Timeshare Documents.

         INVESTMENT EARNINGS. The investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts, to be credited to the Collection Account on each Payment Date pursuant to Section 2.8 of the Sale and Servicing Agreement.

         ISSUER.  BXG Receivables Owner Trust 2000.

         ISSUER ORDER or ISSUER REQUEST. A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         LATE CHARGES. Any late payment fees paid by Obligors on Receivables after all sums received have been allocated first to regular installments due or overdue and only to the extent in excess of the full amount of the related installment.

         LIBOR. In relation to any period, the rate for deposits in Dollars for that period which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the second Business Day before the first day of the relevant period; provided that if such rate does not appear on the Telerate Screen Page 3750, LIBOR shall mean the average of rates determined by Barclays Bank PLC ("Barclays") as its rate (such determination, absent demonstrable error or bad faith, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in Dollars are being, have been, or would be offered or quoted by Barclays to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Chicago time) on such day.

         LIBOR RATE. For any period means an interest rate per annum equal to the sum of (i) a fraction (expressed as a percentage to the seventh decimal place) the numerator of which is 30-day LIBOR for such period and the denominator of which is equal to 100% MINUS (ii) the Eurodollar Reserve Percentage for such period with any daily determination based on a 360 day year. The LIBOR Rate shall be determined as of the second Business Day preceding the first day of the applicable Interest Period.

         LIEN. Any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), equity interest, participation interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing.

         LIFETIME CUMULATIVE DEFAULT RATE. With respect to each Tranche, a fraction (expressed as a percentage) determined by dividing (a) the aggregate Receivable Balance of all Receivables in the Tranche which became Defaulted Receivables over the course of all preceding Collection Periods by (b) the aggregate Receivable Balance of all Receivables (determined as of the Purchase Date for such Receivables) in the Tranche.

         LIFETIME CUMULATIVE DEFAULT THRESHOLD. With respect to each Tranche, the percentage below corresponding to the period below which, in turn, corresponds to the Weighted Average Tranche Age of the Tranche.

                    WEIGHTED AVERAGE TRANCHE AGE
                              (MONTHS)                        PERCENTAGE
                    -----------------------------             ----------
                                0 < 6                            4.5%
                                  -
                              > 6 < 12                           7.5%
                                  -
                             > 12 < 18                           9.0%
                                  -
                             > 18 < 24                          12.5%
                                  -
                             > 24 < 30                          14.0%
                                  -
                             > 30 < 36                          15.5%
                                  -
                             > 36 < 48                          16.0%
                                  -
                             > 48 < 60                          16.5%
                                  -
                             > 60 < 72                          17.0%
                                  -
                                > 72                            17.5%

         LIQUIDITY BANK. Any "Assignee" as defined under the Liquidity
Agreement.

         LIQUIDITY AGREEMENT. The Asset Purchase Agreement dated as of September 1, 2000, by and among Sheffield Receivables Corporation, the Liquidity Banks named therein, and Barclays, as liquidity agent, as the same may be amended or replaced from time to time.

         LIST OF RECEIVABLES. The list identifying each Receivable constituting part of the Trust Assets, which list shall consist of the initial List of Receivables reflecting the Receivables purchased on the Initial Purchase Date, together with any Subsequent List of Receivables amending the most current List of Receivables reflecting (a) any Receivables purchased in an Incremental Purchase, and (b) Subsequent Receivables or Substitute Receivables transferred to the Trust on the related Subsequent Transfer Date (together with a deletion from such list of the related Replaced Receivable or Receivables identified on the corresponding Addition Notice), and which list in each case (a) identifies each Receivable included in the Asset Pool, and (b) sets forth as to each such

Receivable (i) the Receivable Balance as of the applicable Cutoff Date (and, for a Subsequent List of Receivables, as to Receivables previously in the Asset Pool, the Receivable Balance for such Receivables as of the date of delivery of the Subsequent List of Receivables), and (ii) the maturity date for each listed Receivable.

         LOCKBOX means that certain post office lockbox through which cash, checks, money orders and other items of value from Obligors are received and processed by the Lockbox Bank for deposit into the Lockbox Account.

         LOCKBOX ACCOUNT. The Eligible Deposit Account established with the Lockbox Bank pursuant to Section 2.3(a) of the Sale and Servicing Agreement into which Collections in respect of Purchased Receivables are to be deposited as the same may be amended or supplemented.

         LOCKBOX AGREEMENT. The Lockbox Agreement, dated as of October 16, 2000, among the Sellers, the Indenture Trustee, the Facility Administrator the Trust and the Lockbox Bank, with respect to the Lockbox Account, as the same may be amended, supplemented or restated from time to time.

         LOCKBOX BANK. Fleet Bank, NA, or any successors and assigns thereto as Lockbox Bank permitted in accordance with the Lockbox Agreement.

         LOCKBOX BANK FEES. The fee payable monthly with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, as specified in Schedule IV to the Sale and Servicing Agreement.

         MARGIN STOCK has the meaning assigned to that term under Regulation U of the Federal Reserve Board from time to time in effect.

         MINIMUM NET INTEREST SPREAD. As at any Purchase Date, the difference between (a) the weighted average interest rate of the Receivables for such Asset Pool Portion LESS (b) the weighted average of the Class A Note Rate and the Class B Note Rate (in each case calculated as of the most recent Determination
Date) LESS (c) the Servicing Fee Rate.

         MINIMUM USAGE FEE. A fee, payable in arrears on the earlier of (x) the Facility Termination Date or (y) the expiration of the Purchase Period, in either case pursuant to Section 2.11 of the Sale and Servicing Agreement, in an amount equal to the product of (i) 1.50% TIMES (ii) (A) the excess, if any, of $70,000,000 over (B) the aggregate amount of all advances made by the Noteholders during the Purchase Period. Such fee shall be calculated on the basis of actual number of days elapsed over 360 from and including the Closing Date to the earlier to occur of the events set forth in clause (x) or (y) above.

         MONTHLY REPORT. A report, in substantially the form of EXHIBIT D to the Sale and Servicing Agreement, furnished by the Servicer to the Facility Administrator pursuant to Section 9.4 of the Sale and Servicing Agreement.

         MOODY'S.  Moody's Investors Service, Inc., and any successor thereto.

         MORTGAGE. Any mortgage, deed of trust, purchase money deed of trust or deed to secure debt granted by an Obligor to the originator of the Receivable with respect to the purchase of an Interval and/or the contribution of the same to the Club and otherwise encumbering the related Interval to secure payments or other obligations under such Receivable.

         MULTIEMPLOYER PLAN. A "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by any Seller or any ERISA Affiliate on behalf of its employees.

         NOTE FINAL SCHEDULED MATURITY DATE means the Class A Note Final Scheduled Maturity Date or the Class B Note Final Scheduled Maturity Date, as applicable.

         NOTE INTEREST DISTRIBUTABLE AMOUNT. The sum of the Class A Interest Distributable Amount and the Class B Interest Distributable Amount.

         NOTE MAJORITY. The holders of the Notes evidencing more than 50% of the Outstanding Amount of all Notes.

         NOTE PERCENTAGE. The Class A Percentage or the Class B Percentage, as applicable.

         NOTE PURCHASE AGREEMENTS. Collectively, the Class A Note Purchase Agreement and the Class B Note Purchase Agreement.

         NOTE PURCHASE LIMIT. The sum of the Class A Note Purchase Limit and the Class B Note Purchase Limit

         NOTEHOLDER. Any of the Class A Noteholders and the Class B Noteholders.

         NOTE PRINCIPAL DISTRIBUTABLE AMOUNT. The sum of the Class A Principal Distributable Amount and the Class B Principal Distributable Amount.

         NOTE REGISTER. As defined in Section 2.4 of the Indenture.

         NOTE REGISTRAR. As defined in Section 2.4 of the Indenture.

         NOTES. The Class A Notes and the Class B Notes, collectively.

         OBLIGOR. A Person obligated to make payments with respect to a Receivable including any guarantor thereof.

         OFFICER'S CERTIFICATE. A certificate signed by any officer of the Trust Depositor or the Servicer and delivered to the Indenture Trustee.

         OPINION OF COUNSEL. A written opinion of counsel, who may be counsel for the Trust Depositor or the Servicer and who shall be reasonably acceptable to the Noteholders.

         OUTSTANDING. As of any date of determination, with respect to any Class of Notes, all of such Class of Notes theretofore authenticated and delivered under the Indenture except:

         (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

         (iii) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

PROVIDED, that in determining whether the Holders of the requisite Outstanding Amount of any Class of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers or any Affiliate of any or the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers or any Affiliate of any of the foregoing Persons.

         OUTSTANDING AMOUNT. At any date of determination, with respect to any Class of Notes, the aggregate outstanding principal amount of such Class of Notes.

         OWNER TRUSTEE. Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement.

         OWNER TRUSTEE FEES. The fee payable monthly to the Owner Trustee with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, such fee to be specified in Schedule IV to the Sale and Servicing Agreement.

         PAYING AGENT. The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in SECTION 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

         PAYMENT DATE. With respect to each Collection Period, the first Business Day of the calendar month following the end of such Collection Period, commencing on November 1, 2000.

         PERMITTED INVESTMENTS. Negotiable instruments or securities or other investments (a) which, except in the case of demand or time deposits, investments in money market funds and Permitted Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal

Reserve Bank who hold such investments on behalf of their customers, (b) which, as of any date of determination, mature by their terms on or prior to the Payment Date immediately following such date of determination, and (c) which evidence:

         (i) marketable obligations of the United States of America, the full and timely payment of which are backed by the full faith and credit of the United States of America;

         (ii) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States of America;

         (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations denominated in U.S. dollars and issued by any bank with capital, surplus and undivided profits aggregating at least U.S. $100,000,000, the short-term securities of which are rated at least A-1+ by S&P and P-1 by Moody's;

         (iv)     Permitted Repurchase Obligations;

         (v) commercial paper rated at least A-1+ by S&P and P-1 by Moody's;

         (vi) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1+ by S&P and P-1 by Moody's;

         (vii) investments in money market funds having, at the time of the investment or contractual commitment to invest therein, a rating of the highest category from Moody's or S&P or whose portfolio is limited to the investments described in clauses
                  (i) or (ii) of this definition; and

         (viii) any negotiable instruments or securities or other investments in which the investment therein has been approved in writing by the Facility Administrator with the consent of at least a majority of the holders of the Class A Notes, such consent not to be unreasonably withheld.

It is understood that the Indenture Trustee may trade with itself or an Affiliate in the purchase or sale of Permitted Investments.

         PERMITTED REPURCHASE OBLIGATIONS. Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iii) of the definition of Permitted Investments.

         PERMITTED LIENS:

           (a)    with respect to Receivables in the Asset Pool:

                  (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable,
                           (ii) Liens in favor of the Trust Depositor created pursuant to the Sale and Contribution Agreement, and
                           (iii) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture and the Sale and Servicing Agreement;

           (b)    with respect to the related Interval:

                  (i) materialmen's, warehousemen's, mechanics' and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) Liens in favor of the Trust Depositor created pursuant to the Sale and Contribution Agreement, (iv) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture and the Sale and Servicing Agreement, and (v) the Obligor's interest in the Interval under the Receivable whether pursuant to the Club Trust Agreement or otherwise; and

           (c) with respect to Receivables and related Trust Assets in the Asset Pool, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement.

         PERSON. An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

         POOL ASSET. On any day, any Trust Asset in the Asset Pool. If any Trust Asset is a Pool Asset on the day immediately preceding the Facility Termination Date, such Trust Asset shall continue to be a Pool Asset at all times thereafter.

         PREDECESSOR NOTE of any Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note.

         PREDECESSOR SERVICER. As defined in Section 8.2 of the Sale and Servicing Agreement.

         PREPAID RECEIVABLE. Any Receivable that has terminated or been prepaid in full prior to its scheduled expiration date (including because of a Casualty
Loss), other than a Defaulted Receivable.

         PREPAYMENTS.  Any and all partial and full prepayments on a Receivable.

         PROCEEDING means any suit in equity, action at law or other judicial or administrative proceeding.

         PROTECTIVE ADVANCES. At any time, payments made by the Servicer and reimbursed (or to be reimbursed) in accordance with Section 2.11 of the Sale and Servicing Agreement relating to the payment by the Servicer of any delinquent Time Share Association dues, as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.11 of the Sale and Servicing Agreement, and with respect to which the Servicer has given a written certification of the same to the Indenture Trustee and the Facility Administrator.

         PURCHASE. A purchase by the Trust of Receivables and related Trust Assets from the Trust Depositor pursuant to Article II of the Sale and Servicing Agreement, as described in Section 2.1(a) thereof.

         PURCHASE DATE. The Initial Purchase Date and any Incremental Purchase Date thereafter, and shall include any Subsequent Transfer Date.

         PURCHASE DOCUMENTS. Any purchase agreement and related sale and escrow documents executed and delivered by an Obligor to a Seller or the Additional Resort owners with respect to the purchase of an Interval which is the subject of a Receivable.

         PURCHASE PERIOD. A period beginning on the Closing Date and ending on the Purchase Period Termination Date.

         PURCHASE PERIOD TERMINATION DATE. The earlier of (i) any date upon which an Event of Default or Termination Event has occurred and is continuing or
(ii) October 16, 2001, as such Purchase Period may be extended from time to time in the sole discretion of the Noteholders pursuant to Section 2.8 of the Sale and Servicing Agreement.

         PURCHASED RECEIVABLE. Any Receivable purchased pursuant to Article II of the Sale and Contribution Agreement or Article II of the Sale and Servicing Agreement.

         QUALIFIED INSTITUTION. Either (a) the corporate trust department of the Indenture Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) which has either (1) a long-term unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody's or (2) a short-term unsecured debt rating or certificate of deposit rating of A-2 or better by S&P or P-2 or better by Moody's or (B) the parent corporation of which has either (1) a long-term unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody's or (2) a short-term unsecured debt rating or certificate deposit rating of A-2 or better by S&P and P-2 or better by Moody's and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

         RDI RECEIVABLE. Receivables which have been originated by RDI Group, Inc.

         RECEIVABLE BALANCE. The actual unpaid principal balance of a Receivable.

         RECEIVABLES. A promissory note or other contract and its related security, if any, including but not limited to any Mortgage or security interest in the related Interval (any accessions thereto) and any and all rights to payments thereunder including any assignment documents relating thereto (i.e. an allonge relating to a note), but excluding in any event Deeds relating to Receivables. Receivables includes Subsequent Receivables and Substitute Receivables. The term "Receivables" shall also include "Aruba Receivables".

         RECEIVABLES DOCUMENTS. With respect to a Receivable, the Receivable and all documents related to such Receivable, including the original of all applicable promissory notes with the related allonge or other assignment attached as required by the Sale and Servicing Agreement or the Custodial Agreement, the original of any related recorded or unrecorded Mortgage (or a copy of such recorded Mortgage if the original of the recorded Mortgage is not available) and a copy of any recorded or unrecorded warranty deed transferring legal title to the related Interval to the Obligor, payment records, the original of any related assignment, modification or assumption agreement or, if such original is unavailable, a copy thereof, current and historical computerized data files, and all other papers and records of whatever kind or description, whether developed or originated by Bluegreen, any Seller or another Person, required to document, service or enforce a Receivable.

         RECEIVABLES FILE. With respect to a Receivable, such Receivable; the Assignment of such Receivable; the Mortgage or UCC financing statement, if any, evidencing that the security interest granted under such Receivable, if any, has been perfected under applicable state law; the original of any assumption agreement or any modification extension or refinancing agreement; the application of the related Obligor to obtain the financing extended by such Receivable; the Purchase Documents; the Receivables Documents pertaining to a particular Receivable and any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Receivables File pursuant to the Sale and Servicing Agreement, the Credit Policy and/or the other Transaction Documents.

         RECORD DATE. With respect to a Payment Date or Redemption Date, the close of business on the last Business Day of the immediately preceding month.

         RECORDS. All Receivables and other documents, books, records and other electronic media information (including without limitation, computer programs, tapes, disks (including Computer Disks), punch cards, data processing software, licenses, sublicenses, contracts, warranties and guarantees and related property and rights all to the extent assignable pursuant to any third party arrangement with the provider of any such computer programs, tapes, disks (including Computer Disks), punch cards, data processing software, licenses, sublicenses, contracts, warranties and guarantees and related property and rights) maintained with respect to Trust Assets and the related Obligors which the Sellers, Servicer, Successor Servicer or the Trust Depositor have themselves generated (or in which the Trust Depositor has acquired an interest).

         RECOVERIES. Any and all recoveries on account of a Defaulted Receivable, including, without limitation, any and all cash proceeds from the sale of repossessed or foreclosed Interval or other property, Insurance Proceeds, and amounts related to overdue interest, but in each case net of Remarketing Fees (to the extent applicable) as well as any amounts received from the Servicer Purchase Option.

         REDEMPTION DATE.  As defined in Section 10.1 of the Indenture.

         REMARKETING FEES. With respect to the Servicer's activities of remarketing an Interval relating to a Defaulted Receivable an amount equal to 45% of the gross resale proceeds of such Interval.

         REPLACED RECEIVABLE. As defined in Section 2.7(a) of the Sale and Servicing Agreement.

         REQUEST NOTICE. A written notice, substantially in the form of EXHIBIT A to the Sale and Servicing Agreement, to be delivered in accordance with
Article II thereof in connection with a Purchase.

         REQUIRED REPORTS. Collectively, the Monthly Report, the Servicer's Certificate, the Accountant's Report, the annual statement of compliance from Servicer, the sales and inventory reports, the quarterly financial statements of Bluegreen, the Time Share Association reports, the audit reports, the other reports and the SEC reports required to be delivered to the Noteholders pursuant to Article Nine of the Sale and Servicing Agreement.

         REQUIREMENTS OF LAW. For any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         RESERVATION SYSTEM. The reservation system utilized by the Club and owned and managed by the Club Managing Entity or the services contracted by the Club Managing Entity with a third party.

         RESERVE ACCOUNT. The Reserve Account established and maintained pursuant to Section 2.3 of the Sale and Servicing Agreement.

         RESERVE ACCOUNT REQUIRED AMOUNT. For any Determination Date, an amount equal to the greater of $900,000 or 7.00% of the Receivable Balance of all Receivables in the Asset Pool as of the end of the most recent Collection Period; provided that prior to the occurrence of an Event of Default or a Termination Event, if the amount in the Reserve Account exceeds the greater of $900,000 or 7.00% of the Receivable Balance of all Receivables in the Asset Pool as of such date such excess amount shall be released to the Trust Depositor; provided, that after the Payment Date on which the amount in the Reserve Account is at least equal to $900,000, in no event shall the Reserve Account Required Amount be less than the lesser of (i) $900,000 or (ii) the Outstanding Amount; provided that the Reserve Account Required Amount on the date of the initial Purchase shall be $0.

         RESORTS. Those certain timeshare vacation resorts listed on Exhibit C to the Sale and Servicing Agreement and any Additional Resorts.

         RESORT INTEREST. As defined in the Club Trust Agreement.

         RESPONSIBLE OFFICER. As to any Person and any Transaction Document in which such term is used with respect to such Person, any officer of such Person with direct responsibility for the administration of the subject matter at issue in such Transaction Document and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         SALE AND CONTRIBUTION AGREEMENT. The Sale and Contribution Agreement, dated as of September 1, 2000 by and among the Sellers and the Trust Depositor, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.

         SALE AND SERVICING AGREEMENT. The Sale and Servicing Agreement, dated as of September 1, 2000, among the Trust Depositor, the Servicer, the Trust, the Club Trustee, the Back-up Servicer, the Facility Administrator, the Noteholders, the Custodian and the Indenture Trustee, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.

         SECURITIES ACT.  The Securities Act of 1933, as amended.

         SELLERS. As defined in the preamble to the Sale and Contribution Agreement.

         SERVICER. Collectively, unless the context otherwise requires, Bluegreen and its permitted successors and assigns, and following a Servicer Transfer, any Person becoming a Successor Servicer as provided in the Sale and Servicing Agreement pursuant to a Servicer Transfer.

         SERVICER ADVANCE. An advance of any scheduled principal or interest due under a Receivable made by the Servicer pursuant to Section 9.15 of the Sale and Servicing Agreement.

         SERVICER PURCHASE OPTION. The Servicer's (so long as the Servicer is Bluegreen or an Affiliate thereof) right (but not the obligation) to repurchase the Interval relating to a Defaulted Receivable for an amount equal to twenty-four percent (24%) of the Obligor's initial purchase price for the Interval.

         SERVICER TERMINATION EVENT. As defined in Section 8.1 of the Sale and Servicing Agreement.

         SERVICER TRANSFER. Has the meaning assigned in Section 8.2 of the Sale and Servicing Agreement.

         SERVICING FEE. The fee payable monthly to the Servicer with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, equal to one-twelfth of the product of (a) the Servicing Fee Rate, and (b) the Receivable Balance of the Asset Pool as of the first day of such Collection Period; PROVIDED that in the event the Back-up Servicer becomes the Servicer pursuant to the Sale and Servicing Agreement, the Servicing Fee shall be as specified in Schedule IV to the Sale and Servicing Agreement.

         SERVICING FEE RATE.  Shall mean 1.50%.

         SERVICING OFFICER. Any officer of the Servicer or any Successor Servicer involved in, or responsible for, the administration and servicing of Purchased Receivables whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended or supplemented from time to time by delivery of a similar Officer's Certificate to such parties.

         S&P. Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         SUCCESSOR SERVICER. The successor servicer appointed pursuant to
Section 8.2 of the Sale and Servicing Agreement.

         SOLVENT. As to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

         STALE INTERVALS. An Interval which has not been remarketed by the Servicer which relates to a Receivable which is 360 days delinquent.

         SUBORDINATED INDEBTEDNESS. Indebtedness of Bluegreen which is denoted in Bluegreen's audited financial statements as "SUBORDINATED INDEBTEDNESS."

         SUBSEQUENT CUTOFF DATE. The date specified as such for Subsequent Receivables in the related Subsequent Transfer Agreement and/or Addition Notice.

         SUBSEQUENT LIST OF RECEIVABLES. A list, in the form of the initial List of Receivables delivered on the Initial Purchase Date, but which list includes and separately identifies (a) with respect to such list delivered in connection with an Incremental Purchase, each Receivable purchased for such Incremental Purchase, (b) with respect to such list delivered in connection with a conveyance of Subsequent Receivables, each Subsequent Receivable transferred to the Trust pursuant to the related Subsequent Transfer Agreement and (c) with respect to such list delivered in connection with a conveyance of Substitute Receivables, each Substitute Receivable transferred to the Trust pursuant to the related Substitute Transfer Agreement.

         SUBSEQUENT PURCHASE AGREEMENT. With respect to any Subsequent Receivables, the agreement between the Sellers and the Trust Depositor pursuant to which the Sellers will transfer the Subsequent Receivables to the Trust Depositor, the form of which is attached to the Sale and Contribution Agreement as EXHIBIT B.

         SUBSEQUENT RECEIVABLE. Any Eligible Receivable conveyed, assigned and transferred by the Trust Depositor to the Trust pursuant to Section 2.7 (or, with respect to Substitute Receivables, Section 6.5) of the Sale and Servicing Agreement (and which have been acquired by the Trust Depositor from the Sellers pursuant to Section 2.03 of the Sale and Contribution Agreement).

         SUBSEQUENT RECEIVABLE QUALIFICATION CONDITIONS. With respect to any Subsequent Receivable (or, for purposes of Section 6.5 of the Sale and Servicing Agreement, Substitute Receivables) being transferred to the Trust pursuant to
Section 2.7 of the Sale and Servicing Agreement, the accuracy of each of the following statements as of the related Subsequent Transfer Date for such
Receivable:

         (a) the sum of (x) the aggregate Receivable Balance of such Subsequent Receivable(s) plus (y) cash deposited into the Lockbox Account by the Trust Depositor is not less than that of the related Replaced Receivable or Receivables identified on the related Addition Notice; and

         (b) for each separate Collection Period which corresponds to a Collection Period in which a payment would have been owing on the related Replaced Receivable or Receivables identified on the related Addition Notice, the weighted average interest rate and weighted average remaining term on such Receivables are equal to or greater than the weighted average interest rate and weighted average remaining term on the Receivables being replaced; and

         (c) the addition of such Subsequent Receivable to the Asset Pool (and corresponding removal of the related Replacement Receivable or Receivables) will not cause the aggregate outstanding principal balance to exceed the Note Purchase Limit; and

         (d) no selection procedure adverse to the Noteholders or their assigns shall have been employed in the selection of such Subsequent Receivable from any Seller's portfolio; and

         (e) all actions or additional actions (if any) necessary, in the reasonable judgment of the Facility Administrator, to perfect the security interest and assignment of such Subsequent Receivable and related Interval to the Trust Depositor (from the Sellers) and to the Trust (from the Trust Depositor) shall have been taken as of or prior to the Subsequent Transfer Date; and

         (f)      the Subsequent Receivables are Eligible Receivables.

         SUBSEQUENT RECEIVABLE TRANSFER CONDITION. With respect to any Subsequent Receivable (which such term includes Substitute Receivable) being conveyed to the Trust, the condition that after giving effect to such transfer, the Receivable Balance (determined as of the related Subsequent Cutoff Date) of all Subsequent Receivables transferred to the Trust since the Closing Date (i)




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


does not exceed 12.50% of the Receivable Balance (determined as of the related Cutoff Date) of all Receivables theretofore purchased by the Trust; and (ii) with respect to Defaulted Receivables, does not exceed 7.5% of the Receivable Balance (determined as of the related Cutoff Date) of all Receivables theretofore purchased by the Trust.

         SUBSEQUENT TRANSFER. The transfer of Subsequent Receivables or Substitute Receivables to the Trust.

         SUBSEQUENT TRANSFER AGREEMENT. The agreement with respect to the transfer of Subsequent Receivables described in Section 2.7 of the Sale and Servicing Agreement.

         SUBSEQUENT TRANSFER DATE. Any date on which Subsequent Receivables (or Substitute Receivables) are transferred to the Trust pursuant to the Sale and Servicing Agreement and a related Subsequent Transfer Agreement or Substitute Transfer Agreement.

         SUBSIDIARY of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Bluegreen Corporation but in no event will the term "Subsidiary" include the Trust.

         SUBSTITUTE CUTOFF DATE. The date specified as such for Substitute Receivables in the related Substitute Transfer Agreement and/or Addition Notice.

         SUBSTITUTE PURCHASE AGREEMENT. With respect to any Substitute Receivables, the agreement between the Sellers and the Trust Depositor pursuant to which the Sellers will transfer the Substitute Receivables to the Trust Depositor, the form of which is attached to the Sale and Contribution Agreement as EXHIBIT C.

         SUBSTITUTE RECEIVABLE. Any Eligible Receivable conveyed, assigned and transferred by the Trust Depositor to the Trust pursuant to Section 6.5 of the Sale and Servicing Agreement (and which have been acquired by the Trust Depositor from the Sellers pursuant to Section 2.03 of the Sale and Contribution Agreement).

         SUBSTITUTE TRANSFER AGREEMENT. The agreement with respect to the transfer of Substitute Receivables described in Section 2.7 of the Sale and Servicing Agreement.

         SUCCESSOR SERVICER. As defined in Section 8.2 of the Sale and Servicing Agreement.

         TANGIBLE NET WORTH. Consolidated Net Worth minus Intangible Assets plus Subordinated Indebtedness.

         TERMINATION EVENT.  Means any one of the following events:




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


         (a) as of any Determination Date, with respect to any Tranche, the Lifetime Cumulative Default Rate for such Tranche shall exceed the Lifetime Cumulative Default Threshold for such Tranche;

         (b) as of any Determination Date, the Trailing Six Month Default Rate exceeds 6.00%; provided, however, if such Determination Date is after the Purchase Period Termination Date and the Asset Pool aggregate Receivable Balance as of such Determination Date is less than 7.50% of the aggregate of the original Receivables Balances of all Receivables at any time in the Asset Pool, such test shall no longer be applicable;

         (c) at the time of any sale of a Resort Interest to a customer, the Vacation Points related thereto shall be greater than the Vacation Points required for a customer to utilize the Accommodations appurtenant to such Vacation Points;

         (d) as of any Determination Date, the Trailing Three Month (31 to 59), (60 to 89) and (90 to 119) Day Delinquency Rates exceed 6.0%, 4.0% and 2.0% respectively, provided, however, if such Determination Date is after the Purchase Period Termination Date and the Asset Pool aggregate Receivable Balance as of such Determination Date is less than 7.50% of the aggregate of the original Receivables Balances of all Receivables at any time in the Asset Pool, such test shall no longer be applicable;

         (e) as of the end of any fiscal quarter of the Servicer, the Fulfillment Rate for the Resorts listed on Exhibit C shall be less than 75.0%;


         (f) as of any Determination Date, the Trailing Three Month Gross Recoveries are less than 85%;


         (g) Bluegreen shall cease to own (whether directly or indirectly) 100% of the issued and outstanding stock of the Trust Depositor and the Club Managing Entity;


         (h) a Servicer Termination Event shall have occurred and be continuing;


         (i) the aggregate Outstanding Amount of all Notes exceeds Availability for four (4) Business Days;


         (j) any representation or warranty made by the Trust Depositor, the Club Trustee or any Seller in any Transaction Document or any information required to be given by the Club Trustee, any Seller or the Trust Depositor to the Facility Administrator to identify the Receivables pursuant to any Transaction Document, shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 30 days after written notice; PROVIDED, that this clause
(j) shall not apply to any representation and warranty which relates solely to the condition of a Receivable on the date of Purchase or transfer and/or for which either a substitution or repurchase right under the Transaction Documents applies and for which such remedies are being pursued by the Trust Depositor and the Sellers consistent therewith;




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


PROVIDED that, and in any such event, the Indenture Trustee shall, at the direction of the Note Majority, by written notice to the Trust Depositor, declare the Facility Termination Date to have occurred.

         TIME SHARE ASSOCIATION. A not-for-profit corporation under applicable state law which is responsible for operating and maintaining a Resort or an Additional Resort pursuant to the terms of a declaration and/or time share declaration.

         TIME SHARE DOCUMENTS. With respect to any Resort, the documents relating to the sale of Intervals by the Sellers, their Subsidiaries or RDI Group, Inc.

         TRAILING SIX MONTH DEFAULT RATE. The fraction (expressed as a percentage) determined by dividing (a) the aggregate Receivable Balance of all Receivables in the Asset Pool which became Defaulted Receivables during the previous six (6) Collection Periods by (b) the average Receivable Balance of the Asset Pool over the previous six (6) Collections Periods; the percentage shall be calculated monthly as of each Determination Date.

         TRAILING THREE MONTH (31 TO 59), (60 TO 89) AND (90 TO 119) DAY DELINQUENCY RATES. The average during the previous three (3) Collection Periods of the fraction (expressed as a percentage) determined by dividing (a) the aggregate Receivable Balance of all Receivables in the Asset Pool which were 31 to 59, 60 to 89 or 90 to 119 days delinquent (as applicable) at the end of such Collection Period by (b) the aggregate Receivable Balance of all Receivables in the Asset Pool at the end of such Collection Period; the percentage shall be calculated monthly as of each Determination Date.

         TRAILING THREE MONTH GROSS RECOVERIES. A fraction (expressed as a percentage) determined by dividing (a) the aggregate gross proceeds (solely for the purpose of this definition gross proceeds received for a Defaulted Receivable shall equal one hundred percent (100%) of the then outstanding principal balance of such Defaulted Receivable in the event the related Interval is repurchased pursuant to the Servicer Purchase Option) derived from remarketing Intervals relating to Defaulted Receivables during the preceding three (3) Collection Periods by (b) the sum of (i) the aggregate original sales price for such remarketed Intervals plus (ii) the amount (positive or negative) by which the aggregate original sales prices of Stale Intervals as of the last day of the preceding Collection Period exceeds the aggregate original sales price of Stale Intervals as of the last day of the fourth preceding Collection Period.

         TRANCHE. Asset Pool Portions purchased over 12 month periods beginning with the Initial Purchase Date.

         TRANSACTION DOCUMENTS. The Sale and Servicing Agreement, the Lockbox Agreement, the Custodial Agreement, the Sale and Contribution Agreement, the Trust Agreement, the Indenture, the Note Purchase Agreements, the Notes, the Back-Up Servicing Agreement, any Interest Rate Cap Agreement, any Subsequent Transfer Agreement, any Subsequent Purchase Agreement, any Substitute Transfer Agreement, any Substitute Purchase Agreement, any Assignment, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Trust Depositor, the Trust, the Indenture Trustee, the Facility Administrator or the Noteholders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other



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


written matter whether heretofore, now or hereafter executed by or on behalf of the Seller, the Trust Depositor or the Trust in connection with the transactions contemplated hereby and thereby. Any reference in any Transaction Document to a Transaction Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Transaction Document as the same may be in effect at any and all times such reference becomes operative.

         TRANSFER DEPOSIT AMOUNT. With respect to each Ineligible Receivable (other than a Defaulted Receivable), on any date of determination, the Receivable Balance of such Receivable less the principal portion of any Unreimbursed Servicer Advance made in respect of such Receivable.

         TRUST.  BXG Receivables Owner Trust 2000.

         TRUST ACCOUNT(S). Collectively, the Collection Account, the Lockbox Account and the Reserve Account, or any of them individually.

         TRUST ACCOUNT PROPERTY. The Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities or otherwise), and all proceeds of the foregoing.

         TRUST ADMINISTRATOR. Bluegreen Corporation, in its capacity as owner trust administrator pursuant to the Administration Agreement.

         TRUST ASSETS. As defined in Section 2.1 of the Sale and Servicing Agreement.

         TRUST DEPOSITOR. As defined in the preamble to the Sale and Servicing Agreement.

         UCC. The Uniform Commercial Code as in effect on the date hereof and from time to time in effect in Illinois; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the Lien of the Trust Depositor, the Trust or the Indenture Trustee in and to the Pool Assets is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         UNCOLLECTIBLE ADVANCE. With respect to any Determination Date and any Purchased Receivable, the amount, if any, advanced by the Servicer as a Servicer Advance with respect to such Receivable which the Servicer has as of such Determination Date determined in good faith will not be ultimately recoverable by the Servicer or any Servicer Advance related to Defaulted Receivable.

         UNIT(S). One individual air-space condominium unit, cabin, villa, cottage or townhome within a Resort or Additional Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interests in common elements appurtenant thereto, as provided in the related Declaration; provided that the definition of "Unit" shall not include or apply to those units relating a campground/tent site, recreational vehicle site or other non-permanent building or structure.

         UNITED STATES.  The United States of America.

         UNREIMBURSED SERVICER ADVANCES. At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.11 of the Sale and Servicing Agreement and which the Servicer has determined in its sole discretion are Uncollectible Advances, and with respect to which the Servicer has given a written certification to such effect to the Indenture Trustee and the Facility Administrator.

         UPGRADE means an event whereby an Obligor purchases a greater number of Vacation Points than such Obligor previously had.

         VACATION POINTS.  As defined in the Club Trust Agreement.

         WEIGHTED AVERAGE TRANCHE AGE. With respect to each Tranche, the number determined by dividing (a) the sum, for each Asset Pool Portion comprising the Tranche, of the product of (i) the aggregate Receivable Balance (as of the Purchase Date) of the Receivables in such Asset Pool Portion multiplied by (ii) the number of months that have elapsed since the Purchase Date of such Asset Pool Portion by (b) the aggregate Receivable Balance of the Receivables in such Tranche.




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